Exhibit 99.1

Hub Group, Inc. Reports Record Second Quarter 2006 Revenue and Earnings

DOWNERS GROVE, IL, July 20, 2006, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended June 30, 2006 of $12.2 million. This represents a 69% increase in second quarter income versus the second quarter of 2005. Hub Group’s diluted earnings per share from continuing operations was $0.29 for the second quarter 2006. This represents an increase of 71% compared to last year's second quarter of $0.17. Hub Group’s operating margin increased to 5.0% in 2006 from 3.4% in 2005 due to yield enhancement efforts, growth in truck brokerage, an increase in drayage and leveraging our operations with a stable cost platform.

Hub Group’s revenue grew by 9.2% to $395.3 million compared to $361.8 million in the second quarter of 2005. Second quarter intermodal revenue increased 10.2% to $285.8 million, which includes the addition of Comtrak for the entire quarter. Truck brokerage revenue increased 14.9% to $78.1 million this quarter. Second quarter logistics revenue decreased 9.4% to $31.4 million.

On May 1, 2006, Hub Group, Inc. closed on the sale of Hub Group Distribution Services (HGDS) for $12.2 million. The comparative results of HGDS have been reported as “discontinued operations” in Hub Group’s Consolidated Financial Statements. These discontinued operations generated $0.01 of diluted earnings per share in the second quarter of 2006 and $0.02 of diluted earnings per share in the second quarter of 2005.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are very pleased with the quarter. Our focus on yield management and our strategic initiatives continue to generate strong shareholder returns.”

STOCK SPLIT

As previously announced, the Board of Directors approved a 2 for 1 stock split in the form of a stock dividend which was paid on June 6, 2006. Accordingly, all share and per share amounts have been adjusted to give retroactive effect to the stock split.

FULL YEAR 2006

Given the current operating environment, the Company is comfortable that the earnings from continuing operations for 2006 will be within the analysts’ range of $0.98 to $1.05 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Thursday, July 20, 2006 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investor link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (866) 510-0707. The conference call participant code is 39285337. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investor link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2005 and our report on Form 10-Q for the quarter ended March 31, 2006. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Revenue	$ 395,253	$ 361,822	$ 751,999	$ 691,227
Transportation costs	339,805	318,002	649,196	607,299
Gross margin	55,448	43,820	102,803	83,928

Costs and expenses:
Salaries and benefits	24,286	20,281	47,140	40,891
General and administrative	9,740	9,012	18,683	18,238
Depreciation and amortization	1,528	2,252	3,387	4,474
Total costs and expenses	35,554	31,545	69,210	63,603
Operating income	19,894	12,275	33,593	20,325
Other income (expense):
Interest expense	(136)	(140)	(264)	(347)
Interest income	552	183	998	383
Other, net	55	40	160	54
Total other income	471	83	894	90

Income from continuing operations
before provision for income taxes	20,365	12,358	34,487	20,415
Provision for income taxes	8,146	5,129	13,795	8,473
Income from continuing operations	12,219	7,229	20,692	11,942

Discontinued operations:
Income from discontinued operations of HGDS
(including loss on disposal of $70)	540	1,189	1,634	2,274
Provision for income taxes	216	493	653	943
Income from discontinued operations	324	696	981	1,331

Net income	$ 12,543	$ 7,925	$ 21,673	$ 13,273

Basic earnings per common share
Income from continuing operations	$ 0.30	$ 0.18	$ 0.51	$ 0.30
Income from discontinued operations	0.01	0.02	0.03	0.03
Net income	$ 0.31	$ 0.20	$ 0.54	$ 0.33

Diluted earnings per common share
Income from continuing operations	$ 0.29	$ 0.17	$ 0.50	$ 0.29
Income from discontinued operations	0.01	0.02	0.02	0.03
Net income	$ 0.30	$ 0.19	$ 0.52	$ 0.32

Basic weighted average number of shares outstanding	40,768	39,954	40,482	40,260
Diluted weighted average number of shares outstanding	41,607	41,592	41,455	41,954

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 52,039	$ 36,133
Restricted investments	2,236	1,387
Accounts receivable
Trade, net	143,725	147,004
Other	12,044	10,603
Prepaid taxes	474	6,040
Deferred taxes	1,534	-
Prepaid expenses and other current assets	5,493	3,860
Assets of discontinued operations	-	17,855
TOTAL CURRENT ASSETS	217,545	222,882

Property and equipment, net	24,381	12,767
Other intangibles,net	7,725	-
Goodwill, net	220,488	208,150
Other assets	384	619
TOTAL ASSETS	$ 470,523	$ 444,418

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 109,917	$ 114,094
Other	6,233	3,668
Accrued expenses
Payroll	16,020	20,909
Other	22,074	18,917
Deferred taxes	-	960
Liabilities of discontinued operations	-	5,341
TOTAL CURRENT LIABILITIES	154,244	163,889

DEFERRED TAXES	41,294	38,454
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized;
no shares issued or outstanding in 2006 and 2005	-	-
Common stock
Class A: $.01 par value;47,337,700 shares authorized;
41,224,792 shares issued and 41,040,324 outstanding in 2006;
41,224,792 shares issued and 39,962,484 outstanding in 2005	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2006 and 2005	7	7
Additional paid-in capital	173,360	183,524
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	119,230	97,557
Unearned compensation	-	(6,259)
Treasury stock, at cost (184,468 shares in 2006
and 1,262,308 shares in 2005)	(2,566)	(17,708)
TOTAL STOCKHOLDERS' EQUITY	274,985	242,075
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 470,523	$ 444,418

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Income from continuing operations	$ 20,692	$ 11,942
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
Depreciation and amortization	4,233	4,693
Deferred taxes	296	7,207
Compensation expense related to share-based compensation plans	1,708	1,047
Loss (Gain) on sale of assets	12	(18)
Other assets	239	459
Changes in working capital excluding effects of purchase transaction:
Restricted investments	(849)	(885)
Accounts receivable, net	11,179	(9,594)
Prepaid taxes	4,962	-
Prepaid expenses and other current assets	(1,340)	1,571
Accounts payable	(4,148)	3,824
Accrued expenses	(2,552)	(6,251)
Net cash provided by operating activities	34,432	13,995
Cash flows from investing activities:
Proceeds from sale of equipment	179	40
Purchases of property and equipment	(2,364)	(1,893)
Cash used in acquisition of Comtrak, Inc.	(39,883)	-
Proceeds from the disposal of discontinued operations	12,203	-
Net cash used in investing activities	(29,865)	(1,853)
Cash flows from financing activities:
Proceeds from stock options exercised	1,905	2,794
Purchase of treasury stock	(173)	(30,558)
Excess tax benefits from share-based compensation	7,797	-
Net cash provided by (used in) financing activities	9,529	(27,764)
Cash flows from operating activities of discontinued operations	1,848	5,969
Cash flows used in investing activities of discontinued operations	(38)	(181)
Net cash provided by discontinued operations	1,810	5,788
Net increase (decrease) in cash and cash equivalents	15,906	(9,834)
Cash and cash equivalents beginning of period	36,133	16,806
Cash and cash equivalents end of period	$ 52,039	$ 6,972

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 374	$ 907
Income taxes	$ 744	$ 1,066